                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                     IDS/JONES GROWTH PARTNERS 89-B, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
    (2) Aggregate number of securities to which transaction applies: 63,383
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the Registrant's 24.4 percent interest in the $108,500,000 sales price that is to be paid to IDS/Jones Joint Venture Partners in connection with the transaction that is the subject of the proxy solicitation.
    (4) Proposed maximum aggregate value of the transaction to the Registrant:
        $26,474,000
    (5) Total fee paid: $5,295

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:

                        [JONES INTERCABLE, INC. LOGO]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

NOTICE OF VOTE OF THE LIMITED PARTNERS OF IDS/JONES GROWTH PARTNERS 89-B, LTD.

To the Limited Partners of IDS/Jones Growth Partners 89-B, Ltd.:

  A special vote of the limited partners of IDS/Jones Growth Partners 89-B, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Cable Corporation, the managing general partner of the Partnership, for the purpose of obtaining limited partner approval of the sale, to TCI Communications, Inc. or one of its affiliates, of the cable television system serving the cities of Aurora, Plano and Sandwich, the villages of Montgomery, North Aurora, Oswego and Yorkville and certain unincorporated areas of the counties of Kane and Kendall, all in the State of Illinois (the "Aurora System") owned by IDS/Jones Joint Venture Partners (the "Venture"), a joint venture in which the Partnership has a 24.4 percent ownership interest, for $108,500,000 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. Information relating to this matter is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale of the Aurora System and if the transaction is closed, the Venture will repay all of its indebtedness (including $47,000,000 borrowed under its credit facility, related parties' notes totaling $1,600,000, the subordinated advance of $1,406,647 to Jones Intercable, Inc. and capital lease obligations of $72,753), settle working capital adjustments, deposit $3,283,500 into an indemnity escrow account and then distribute the approximate $52,000,000 of net sale proceeds to the Venture's four partners: the Partnership, IDS/Jones Growth Partners II, L.P., IDS Management Corporation and Jones Intercable, Inc. The Partnership will receive approximately $12,700,000, or 24.4 percent, of the $52,000,000 distribution. The Partnership will repay the outstanding balance of $102,393 due Jones Cable Corporation and then the Partnership will distribute the remaining $12,597,607 to its limited partners of record as of the closing date of the sale of the Aurora System. Because the distribution to be made on the sale of the Aurora System will not exceed 125 percent of the amounts originally contributed to the Partnership by the limited partners, the general partners will not receive general partner distributions on the sale of the Aurora System. The $12,597,607 distribution to the limited partners will give the Partnership's limited partners an approximate return of $199 for each $250 limited partnership interest, or $795 for each $1,000 invested in the Partnership. Distribution checks will be issued to limited partners' account registration or payment instruction of record.

  There have been no prior distributions to the limited partners and it is anticipated that there will be no further distributions to the limited partners other than from the Partnership's portion of any amounts remaining after November 15, 1999 in the indemnity escrow account. Once the Partnership has completed the distribution of its portion of the net proceeds from the sale of the Aurora System, the limited partners of the Partnership will have received a total of only $199 for each $250 limited partnership interest, or $795 for each $1,000 invested in the Partnership (excluding escrowed proceeds). After the closing of the sale of the Aurora System and the distribution of the Partnership's portion of the net sale proceeds therefrom, including the Partnership's portion of the amounts, if any, remaining after November 15, 1999 in an indemnity escrow account, the Partnership will be liquidated and dissolved, most likely in the fourth quarter of 1999.

  Only limited partners of record at the close of business on August 31, 1998 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The Venture's ability to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its limited partners of its portion of the net proceeds of the sale of the Aurora System are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Aurora System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the managing general partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Aurora System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Aurora System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Cable Corporation, as managing general partner of the Partnership, urges you to sign and return the enclosed proxy as promptly as possible. The proxy should be returned in the enclosed envelope.

                                          JONES CABLE CORPORATION
                                          Managing General Partner

                                          /s/ ELIZABETH M. STEELE

                                          Elizabeth M. Steele
                                          Secretary

Dated: September 15, 1998

                       [LOGO OF JONES INTERCABLE, INC.]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

                         VOTE OF THE LIMITED PARTNERS
                    OF IDS/JONES GROWTH PARTNERS 89-B, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of IDS/Jones Growth Partners 89-B, Ltd. (the "Partnership") by Jones Cable Corporation, the managing general partner of the Partnership (the "Managing General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the cable television system serving the cities of Aurora, Plano and Sandwich, the villages of Montgomery, North Aurora, Oswego and Yorkville and certain unincorporated areas of the counties of Kane and Kendall, all in the State of Illinois (the "Aurora System") owned by IDS/Jones Joint Venture Partners (the "Venture"), a joint venture in which the Partnership has a 24.4 percent ownership interest, for $108,500,000 in cash, subject to normal working capital closing adjustments, to TCI Communications, Inc. or one of its affiliates ("TCI"). The Partnership's supervising general partner is IDS Cable Corporation (the "Supervising General Partner") and the Managing General Partner and the Supervising General Partner are referred to in this Proxy Statement collectively as the "General Partners." TCI is not an affiliate of the Partnership or of either of the General Partners.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the Managing General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is October 30, 1998, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date, at least 20 business days from the date the proxy materials are sent to limited partners, that the Managing General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The Managing General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by October 30, 1998. If the Managing General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $250 of capital contributed to the Partnership.

  As of August 31, 1998, the Partnership had 63,383 limited partnership interests outstanding, held by approximately 2,753 persons. There is no established trading market for such interests. To the best of the Managing General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. During the past several years, Smithtown Bay, LLC and Madison Partnership Liquidity Investors XIII, LLC, two firms unaffiliated with the Partnership, the General Partners and each other, have conducted tender offers for interests in the Partnership. As of August 31, 1998, Smithtown Bay, LLC and its affiliates owned 2,188 limited partnership interests, or 3.5 percent of the limited partnership interests. As of such date, Madison Partnership Liquidity Investors XIII, LLC and its affiliates owned 1,756 limited partnership interests, or 2.8 percent of the limited partnership interests. Pursuant to the terms of agreements between the Partnership and the Managing General Partner and such firms, all of the limited partnership interests held by these firms will be voted in the same manner as the majority of all limited partners who vote on the sale of the Aurora System. Thus, for example, if the limited partnership interests voted in favor of the transaction constitute a majority of all limited partnership interests voted but not a majority of all limited partnership interests, these firms will be required to vote their limited partnership interests in favor of the transaction, and in such event the votes of these firms could be sufficient to cause the transaction to be approved by a majority of all limited partnership interests, which is the vote necessary to cause the transaction to be approved. The Managing General Partner owns no limited partnership interests. The Supervising General Partner owns 100 limited partnership interests. The limited partnership interests owned by the Supervising General Partner will be voted in favor of the sale of the Aurora System to TCI. The officers and directors of the General Partners do not own any limited partnership interests. Only limited partners of record at the close of business on August 31, 1998 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the Aurora System, the Venture will repay all of its indebtedness (including $47,000,000 borrowed under its credit facility, related parties' notes totaling $1,600,000, the subordinated advance of $1,406,647 to Jones Intercable, Inc. ("Intercable") and capital lease obligations of $72,753), settle working capital adjustments, deposit $3,283,500 into an indemnity escrow account and then distribute the approximate $52,000,000 of net sale proceeds to the Venture's four partners: the Partnership, IDS/Jones Growth Partners II, L.P. ("Growth Partners II"), IDS Management Corporation and Intercable. The Partnership will receive approximately $12,700,000, or 24.4 percent, of the $52,000,000 distribution. The Partnership will repay the outstanding balance of $102,393 due the Managing General Partner and then the Partnership will distribute the remaining $12,597,607 to its limited partners of record as of the closing date of the sale of the Aurora System. Because the distribution to be made to the limited partners on the sale of the Aurora System will not exceed 125 percent of the amounts originally contributed to the Partnership by the limited partners, the General Partners will not receive general partner distributions on the sale of the Aurora System. As a result of the Aurora System's sale, the limited partners of the Partnership will receive a $12,597,607 distribution, or $199 for each $250 limited partnership interest, or $795 for each $1,000 invested in the Partnership. Distribution checks will be issued to limited partners' account registration or payment instruction of record. Once the Partnership has completed the distribution of its portion of the net proceeds from the sale of the Aurora System, the limited partners of the Partnership will have received a total of only $199 for each $250 limited partnership interest, or $795 for each $1,000 invested in the Partnership (excluding escrowed proceeds). There have been no prior distributions and it is anticipated that there will be no further distributions to the limited partners other than from the Partnership's portion of any amounts remaining after November 15, 1999 in the indemnity escrow account. Limited partners should note that there are certain federal income tax consequences of the proposed transaction. See "Federal Income Tax Consequences."

  The Partnership's only asset is its 24.4 percent ownership interest in the Venture. Growth Partners II has a 65.6 percent ownership interest in the Venture, IDS Management Corporation has a 5 percent ownership interest in the Venture, and Intercable has a 5 percent ownership in the Venture. The Venture's only asset is the Aurora System. After the sale of the Aurora System and after the termination of the indemnity escrow period on November 15, 1999, both the Venture and the Partnership will be liquidated and dissolved. The Partnership will cease to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when the Partnership is liquidated and dissolved, most likely before the end of 1999.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") requires that the proposal to sell the Aurora System be approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed consent returned to the Managing General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Aurora System. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Aurora System, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The Board of Directors of the Managing General Partner approved the proposed sale of the Aurora System and the Supervising General Partner has given its consent to the proposed sale of the Aurora System. The General Partners therefore recommend approval of the transaction by the holders of the Partnership's limited partnership interests.

  The Managing General Partner has also prepared a proxy statement that is being delivered to the limited partners of Growth Partners II in connection with their vote to approve the sale of the Aurora System by the Venture. The closing of the sale of the Aurora System will occur only if the transaction is approved by the holders of a majority of the limited partnership interests of each of the Partnership and Growth Partners II. The proxy statement intended to be delivered to the limited partners of Growth Partners II is on file with the Securities and Exchange Commission (the "Commission") and can be obtained either from the Commission, or from the Managing General Partner upon written request to Elizabeth M. Steele, Secretary, Jones Cable Corporation, 9697 East Mineral Avenue, Englewood, Colorado 80112, (303) 792-3111.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is September 15, 1998.

                            PARTNERSHIP INFORMATION

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to obtain capital appreciation in the value of the Partnership's cable television properties; to obtain equity build-up through debt reduction; and to generate tax losses that could be utilized to offset passive income. It was contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partners determined that the Partnership's investment objectives had substantially been achieved and after a holding period of five to seven years.

  The Partnership was formed in March 1989 as a Colorado limited partnership in connection with a public offering of its limited partnership interests. Sales of limited partnership interests in the Partnership commenced on January 16, 1989 and closed on June 29, 1989. The Partnership raised gross offering proceeds of $15,845,750. The Partnership invested all of its $14,008,000 of net offering proceeds in the Venture. The Venture was formed on May 30, 1990 to pool the financial resources of the Partnership and Growth Partners II, two public partnerships sponsored by the General Partners with identical investment objectives and to enable them to acquire a greater number of and/or larger cable television systems than either of the partnerships could acquire on their own. The Venture acquired the Aurora System on May 31, 1990.

  Based upon the track record of prior public partnerships sponsored by Intercable that had liquidated or were in the process of liquidating their assets during the period that limited partnership interests in the Partnership were being sold, and based upon disclosures made to prospective investors about the Partnership's investment objectives in the IDS/Jones Growth Partners Limited Partnership Program Prospectus and in the accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately five to seven years.

Due to the uncertain and then adverse regulatory environment that developed in the mid 1990s for the cable television industry, the resulting decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the Managing General Partner determined that it would be prudent to delay the sale of the Aurora System until market conditions improved and, as a result, the Aurora System has been held by the Venture for over eight years.

  The purpose of the sale of the Aurora System, from the Partnership's perspective, is to convert the Partnership's illiquid investment in the Aurora System to cash. The sale proceeds will be used to repay all outstanding indebtedness of the Venture, pay certain fees and expenses of the transaction, settle working capital adjustments and deposit funds into an indemnity escrow account, and then the remaining sale proceeds will be distributed to the four constituent partners of the Venture. The Partnership in turn will distribute its 24.4 percent portion of the net sale proceeds to the limited partners of the Partnership of record as of the closing date of the sale of the Aurora System in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Aurora System is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Aurora System.

  All distributions of the Partnership from the proceeds of the sales of cable television systems are to be distributed 100 percent to the limited partners until the limited partners receive amounts equal to 125 percent of their initial capital contributions, and thereafter all such distributions are to be shared 75 percent to the limited partners and 25 percent to the General Partners. The limited partners of the Partnership will not receive distributions in an amount equal to 125 percent of their initial capital contributions and thus the sharing arrangement between the limited partners and the General Partners will never be triggered. The limited partners, as a group, will receive $12,597,607 of the Aurora System's net sale proceeds. This distribution will provide the Partnership's limited partners with an approximate return of $199 for each $250 limited partnership interest, or $795 for each $1,000 invested in the Partnership.

VOTING PROVISION OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because its investment in the Venture is the Partnership's sole asset and because the Aurora System is the Venture's sole asset, the proposed sale of the Aurora System to TCI is being submitted for limited partner approval.

                            PROPOSED SALE OF ASSETS

GENERAL

  Pursuant to the terms and conditions of an asset purchase agreement dated as of July 10, 1998 (the "Asset Purchase Agreement") by and between the Venture and TCI, the Venture has agreed to sell the Aurora System to TCI for a sales price of $108,500,000, subject to customary working capital closing adjustments. TCI is a Delaware corporation headquartered at 5619 DTC Parkway, Englewood, Colorado 80111. TCI is not an affiliate of the Partnership or of either of the General Partners. The Venture has been informed that TCI intends to finance its acquisition of the Aurora System through cash on hand and borrowings.

THE CLOSING

  The closing of the sale of the Aurora System is scheduled to occur during the fourth quarter of 1998. Because the closing is conditioned upon, among other things, the approvals of the limited partners of the Partnership and Growth Partners II, and the receipt of material third party consents necessary for the transfer of the Aurora System to TCI, there can be no assurance that the proposed sale will occur. See "Proposed Sale of Assets, Conditions to Closing" for a description of the material consents necessary for the transfer of the Aurora System to TCI.

THE AURORA SYSTEM

  The assets to be acquired by TCI consist primarily of the tangible and intangible assets of the Aurora System. The Aurora System was purchased by the Venture in May 1990 for an aggregate purchase price of

$89,000,000, consisting of the Venture's reimbursement of Intercable for the $81,100,000 purchase price that Intercable paid an unaffiliated third party to acquire the Aurora System for the Venture's account and a $7,900,000 reimbursement of Intercable for the costs incurred by Intercable for capital expenditures during the period that it held the Aurora System for Venture's account and the amount of operating and interest expenses in excess of operating receipts incurred by Intercable from the date of its acquisition of the Aurora System (October 4, 1989) through May 31, 1990, the date the Aurora System was transferred to the Venture. The Venture also paid acquisition fees to affiliates of the General Partners totalling $3,244,000 as compensation to such affiliates for acting as brokers and financial advisors in connection with the transaction.

  At acquisition in May 1990, the Aurora System served approximately 30,690 basic subscribers, 33,220 basic equivalent subscribers and 28,830 premium units using 533 miles of cable plant passing approximately 54,730 homes. At acquisition in May 1990, the Aurora System's basic penetration rate was 56 percent. The Aurora System currently is operated from two headends, with approximately 90 percent of the system at 450 MHz and the remaining 10 percent of the system at 550 MHz. The Aurora System now has a total of 752 miles of cable plant (with 324 miles underground and 428 miles aerial) passing approximately 79,000 homes. At closing, the Aurora System is expected to serve approximately 52,000 basic subscribers and 52,600 basic equivalent subscribers and have approximately 26,000 premium units. The Aurora System's basic penetration rate at closing is expected to be 65 percent. The Aurora System had annual revenues in 1997 of $19,714,000 and annual cash flow of $8,879,000. The Aurora System is projected to have annual revenues in 1998 of $21,792,000 and annual cash flow of $9,797,000. The $108,500,000 sales price therefore represents 12.2 times 1997 cash flow and 11.1 times the projected 1998 cash flow, and it also represents a sales price of $2,057 per subscriber. The most recent independent appraisal of the Aurora System's fair market value, which was completed at the direction of the Managing General Partner in July 1997, valued the Aurora System at $86,135,000. The proposed sales price of $108,500,000 therefore represents a significant premium over this most recent independent fair market value appraisal.

  TCI will purchase all of the tangible assets of the Aurora System that are leased or owned by the Venture and used in the operation of the system, including the system's real estate, vehicles, headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures. TCI also will acquire certain of the intangible assets of the system, including all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the system. Also included in the sale are the subscriber accounts receivable of the system and all of the system's records, files, schematics, maps, reports, promotional graphics, marketing materials and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the Aurora System's assets will be retained by the Venture, including cash or cash equivalents on hand and in banks, insurance policies, and any federal, state or local income or other tax refunds to which the Venture may be entitled.

SALES PRICE

  Subject to the closing adjustments described below, the sales price for the Aurora System is $108,500,000. The Asset Purchase Agreement provides for closing adjustments that may increase or reduce the sales price by a non-material amount.

  Adjustments on a pro rata basis as of the closing date will be made for all prepaid expenses (to the extent the full benefit thereof will be realized by TCI within twelve months after the closing date), accrued expenses (including real and personal property taxes and the economic value of all accrued vacation time permitted by TCI's policies to be taken after the closing date by the employees of the Aurora System hired by TCI), prepaid income, subscriber prepayments and accounts receivable related to the Aurora System, all as determined in accordance with GAAP consistently applied and to reflect the principle that all expenses and income attributable to the Aurora System for the period prior to the closing date are for the account of the Venture and all expenses and income attributable to the Aurora System for the period on and after the closing date are for the account of TCI.

  The Venture will receive no credit for any accounts receivable resulting from (a) cable service sales any portion of which is 60 days or more past due as of the closing date if the past due amount is greater than $5.00, (b) subscribers whose accounts are inactive or whose services are pending disconnection for any reason as of the closing date or (c) advertising sales any portion of which is 120 days or more past due as of the closing date. TCI's account will be credited for the amount of all advance payments to, or funds of third parties on deposit with, the Venture as of the closing date, relating to the Aurora System, including advance payments and deposits by subscribers served by the Aurora System for converters, encoders, decoders, cable television service and related sales, and the liability therefore will be assumed by TCI.

  If the number of basic equivalent subscribers delivered to TCI at closing is less than 52,750, the sales price will be reduced by an amount equal to $2,056 multiplied by the number by which the number of basic equivalent subscribers is less than 52,750. The Venture will not have an obligation to close the sale if the sales price would be reduced pursuant to this adjustment by an amount greater than $5,654,000. TCI will not have an obligation to close if the number of basic equivalent subscribers at closing is less than 50,000.

  The Managing General Partner believes that these closing adjustments will neither increase nor decrease the sales price by a material amount. Please see the Notes to Unaudited Pro Forma Financial Statements for a detailed accounting of the Managing General Partner's current best estimate of the anticipated closing adjustments.

CONDITIONS TO THE CLOSING

  The obligations of both the Venture and TCI to consummate the closing are subject to the satisfaction or waiver of the following conditions: (a) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") relating to the transactions contemplated by the Asset Purchase Agreement shall have expired or been terminated; (b) no action, suit or proceeding is pending or threatened by or before any governmental authority and no legal requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by the Asset Purchase Agreement by any governmental authority that would (i) prohibit TCI's ownership or operation of all or a material portion of the Aurora System, its business or its assets, (ii) compel TCI to dispose of or hold separate all or a material portion of the Aurora System, its business or its assets as a result of any of the transactions contemplated by the Asset Purchase Agreement, (iii) if determined adversely to TCI's interest, materially impair the ability of TCI to realize the benefits of the transactions contemplated by the Asset Purchase Agreement or have a material adverse effect on the right of TCI to exercise full rights of ownership of the Aurora System or (iv) prevent or make illegal the consummation of any of the transactions contemplated by the Asset Purchase Agreement; and (c) the holders of a majority of the limited partnership interests of both the Partnership and Growth Partners II shall have voted to approve the Venture's sale of the Aurora System to TCI.

  The obligation of TCI to consummate the closing is further subject to the satisfaction or waiver of other customary conditions, including the following conditions: (a) all of the representations and warranties of the Venture in the Asset Purchase Agreement and any related document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the closing date with the same effect as if made at and as of the closing date, except for changes permitted or contemplated by the Asset Purchase Agreement; (b) the Venture has performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions in the Asset Purchase Agreement and any related document to be performed or complied with by the Venture at or before the closing; (c) the Venture has delivered to TCI a bill of sale, a special warranty deed related to the Aurora System's real estate, an assignment and assumption of contracts, assignments of leases, a guarantee signed by Intercable, motor vehicle title certificates and such other transfer instruments as TCI may deem necessary or advisable to transfer the assets of the Aurora System to TCI and to perfect TCI's rights in such assets, a legal opinion of the Managing General Partner's general counsel, evidence satisfactory to TCI that all encumbrances affecting any of the Aurora System's assets have been terminated and released, title insurance commitments, the indemnity escrow agreement and such other closing agreements as TCI may reasonably request in connection with the transactions contemplated by the Asset Purchase Agreement; (d) the Venture has delivered to TCI evidence, in form and substance satisfactory to TCI, that all of the required consents to the transaction, including without limitation, all consents of franchising authorities, have been obtained or given (or deemed to have been given) and are in full force and effect; (e) the environmental reports prepared by the

Venture and delivered to TCI and any other environmental audits or assessments conducted with respect to the Aurora System's assets do not indicate the existence of any conditions that could reasonably be expected to give rise to any material risk of liability; (f) there has not been any material adverse change in the business or the assets of the Aurora System since the date of the Asset Purchase Agreement other than any material adverse change caused by or arising from other multiple channel distribution services or any material adverse change affecting the United States cable television industry as a whole, including any change arising from legislation, litigation, rulemaking, regulation or competition; (g) as of the closing date the Aurora System has no fewer than 50,000 basic equivalent subscribers; (h) cable television franchises covering at least 85 percent of the basic equivalent subscribers of the Aurora System have a term expiring no earlier than March 31, 2001; and (i) the closing of TCI's sale of certain systems in a separate transaction to permit TCI to accomplish a like-kind exchange under Section 1031 of the Internal Revenue Code shall have occurred; provided, however, if this last condition shall not have occurred on or before the day that is nine months after the date of the Asset Purchase Agreement, this condition shall no longer be a condition to the obligations of TCI to consummate the transactions contemplated by the Asset Purchase Agreement. To the extent that the Venture must obtain an extension or renewal of any cable television franchise to meet the condition that cable television franchises covering at least 85 percent of the basic equivalent subscribers of the Aurora System have a term expiring no earlier than March 31, 2001, any such extension or renewal shall be on terms and conditions reasonably satisfactory to TCI and the Venture evaluated in the context of extensions or renewals of similarly situated franchises in the greater Chicago metropolitan area that have been extended or renewed (or granted) for a comparable period of time or duration, and the Venture and TCI will allocate the costs associated with obtaining such extensions or renewals between them.

  The obligation of the Venture to consummate the closing is further subject to the satisfaction or waiver of other customary conditions, including the following conditions: (a) all of the representations and warranties of TCI contained in the Asset Purchase Agreement and any related document are, if specifically qualified by materiality, true and correct in all respects and, if not so qualified, are true and correct in all material respects, in each case on and as of the closing date with the same effect as if made on and as of the closing date, except for changes permitted or contemplated by the Asset Purchase Agreement; (b) TCI has performed in all material respects all obligations and agreements and has complied in all material respects with all covenants and conditions in the Asset Purchase Agreement and any related document to be performed or complied with by TCI at or before the closing; (c) TCI has delivered to the Venture the purchase price for the Aurora System, a bill of sale, an assignment and assumption of contracts, a legal opinion of TCI's counsel, the indemnity escrow agreement and such other documents as the Venture may reasonably request in connection with the transactions contemplated by the Asset Purchase Agreement; and (d) as of the closing date, either the Aurora System shall have no fewer than 50,000 basic equivalent subscribers or TCI shall agree to limit the sales price reduction due to a basic equivalent subscriber shortfall to $5,654,000.

GUARANTEE AND COVENANTS TO TCI

  In order to induce TCI to enter into the Asset Purchase Agreement, Intercable will execute and deliver to TCI a guarantee by which Intercable will guarantee all of the liabilities and obligations of the Venture to TCI under the Asset Purchase Agreement. TCI informed Intercable that it would be unwilling to enter into the Asset Purchase Agreement without having received Intercable's guarantee. Intercable received no payment from either the Venture or the Partnership in return for giving this guarantee.

  The parties have agreed that none of the Venture, the Partnership, the General Partners or Intercable, nor any of their respective affiliates, nor any of their respective representatives or agents shall, directly or indirectly, solicit or initiate discussions or negotiations with or provide any information to, any entity concerning the sale of the Aurora System so long as the Asset Purchase Agreement is in effect. The Managing General Partner agreed with TCI that the Managing General Partner would prepare and, as soon as practicable, and in any event within 30 days after the date of the Asset Purchase Agreement, file with the Securities and Exchange Commission preliminary proxy statements comprising preliminary proxy materials of the Partnership and Growth

Partners II under the Exchange Act with respect to the transactions contemplated by the Asset Purchase Agreement.

  In addition, the Venture has agreed with TCI that the Venture will perform certain customary covenants, including the following covenants: (a) the Venture has agreed to give TCI and its counsel, accountants and other representatives full access during normal business hours upon reasonable notice to all of the premises and books and records of the business and assets of the Aurora System and to the Aurora System's personnel and the Venture has agreed to furnish to TCI and its representatives all documents, financial information and other information regarding the business and assets of the Aurora System as TCI may reasonably request; (b) the Venture has agreed to conduct the business and operations of the Aurora System in the usual, regular and ordinary course consistent with past practices and in material compliance with the system's 1998 operating and capital budgets; (c) the Venture has agreed to maintain the assets of the Aurora System in good repair, order and condition and to maintain equipment and inventory at historical levels consistent with past practices (and will have at least a 30-day supply of inventory on hand for the Aurora System at closing) and to maintain in full force and effect insurance policies with respect to the Aurora System in such amounts and with respect to such risks as is customarily maintained by operators of cable television systems of the size and geographic location as the Aurora System and to continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those procedures in effect on the date of the Asset Purchase Agreement; (d) the Venture has agreed that without the prior approval of TCI, the Venture will not (i) change the rates charged for its cable television services or add, delete, re-tier or repackage any programming services except to the extent required by law, (ii) make any cost of service elections with respect to the Aurora System, (iii) sell, transfer or assign any portion of the assets other than sales in the ordinary course of business or permit the creation of any encumbrance on any asset of the system other than an encumbrance that will be released at or prior to closing, (iv) modify in any material respect, terminate, suspend or abrogate any governmental permits or any other contract or agreement with respect to the Aurora System,
(v) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to the Aurora System involving an expenditure in excess of $50,000 under a single contract or commitment, or $100,000 in the aggregate under all such contracts and commitments, other than contracts or commitments that are cancelable on 30 days' notice or less without penalty, (vi) take or omit to take any action that would result in any of its representations or warranties in the Asset Purchase Agreement or in any related document not being true and correct when made or as of the closing date, (vii) engage in any marketing, subscriber installation or collection practices that are inconsistent with past practices other than marketing and/or installation practices that are reasonably necessary to match offers being made by any competitor of the Aurora System or (viii) enter into any agreement with or commitment to any competitive access providers with respect to the Aurora System; (e) the Venture has agreed with TCI that it will duly and timely file a valid notice of renewal with the appropriate governmental authorities with respect to all cable television franchises of the Aurora System that will expire within 36 months after any date between the date of the Asset Purchase Agreement and the closing date; (f) the Venture has agreed to pay the remaining balances on any leases for vehicles or capital leases on equipment to be included in the equipment to be delivered at closing and the Venture has agreed to deliver title to such vehicles and equipment free and clear of all encumbrances to TCI at the closing; (g) the Venture has agreed that it will use commercially reasonable efforts to obtain in writing as promptly as possible and at its expense, all consents, authorizations and approvals required to be obtained by the Venture in connection with the sale of the Aurora System to TCI, in form and substance reasonably satisfactory to TCI, and the Venture has agreed to deliver to TCI copies of such consents, authorizations and approvals promptly after they are obtained by the Venture;
(h) the Venture has agreed to work with TCI to deliver, no later than 30 days after the date of the Asset Purchase Agreement, to the appropriate governmental authority requests for the necessary consents to transfer the Aurora System's governmental permits to operate the cable television system;
(i) the Venture has agreed that it will use commercially reasonable efforts and TCI has agreed that it will cooperate with and assist the Venture in all reasonable respects (including attendance at meetings and hearings before local franchising authorities) to have cable television franchises covering at least 85 percent of the basic equivalent subscribers of the Aurora System extended or renewed so that they expire no earlier than March 31, 2001, on terms and conditions reasonably satisfactory to TCI and the Venture, which terms and conditions shall be evaluated by TCI and the Venture in the context of extensions and renewals of similarly situated franchises in the greater Chicago metropolitan area that have been extended or renewed (or granted) for a comparable period of time or duration and the Venture has agreed to bear all costs required to remedy any item of noncompliance with the terms of any franchise or to meet current obligations under the terms of any franchise in connection with obtaining such extension or renewal and TCI has agreed to bear all costs associated with commitments made for capital expenditures to be made after the closing date related to obtaining an extension or renewal; (j) the Venture has agreed that, within 60 days after the date of the Asset Purchase Agreement, it will, at its expense, obtain and deliver to TCI for each parcel of real property owned by the Venture, an environmental site assessment report prepared by a nationally known environmental engineering firm reasonably satisfactory to TCI; (k) the Venture and TCI have agreed that they will cooperate with each other in order that the transactions contemplated by the Asset Purchase Agreement may be accomplished as part of a deferred exchange pursuant to Section 1031 of the Internal Revenue Code and applicable Treasury Regulations; and (l) the Venture has agreed that prior to closing it will either construct and activate the institutional network required by the Aurora franchise, or reach an agreement with the City of Aurora and TCI satisfactory to TCI with respect to the construction and activation of the institutional network required by the Aurora franchise, or reach an agreement with the City of Aurora to remove such requirement from the Aurora franchise and pay all costs associated with such franchise modification.

INDEMNITY ESCROW

  From the closing date until November 15, 1999, $3,283,500 of the sale proceeds will remain in escrow as security for the Venture's agreement to indemnify TCI under the Asset Purchase Agreement. Pursuant to the terms of the Asset Purchase Agreement, the Venture has agreed to indemnify and hold TCI harmless from all losses resulting from or arising out of (i) any breach of any representation or warranty made by the Venture in the Asset Purchase Agreement or in the related documents delivered by the Venture to TCI in connection with the closing of the sale of the Aurora System, (ii) any breach of any covenant, agreement or obligation of the Venture contained in the Asset Purchase Agreement or in any of the related documents delivered by the Venture to TCI in connection with the closing of the sale of the Aurora System, (iii) any act or omission of the Venture with respect to, or any event or circumstance related to, the ownership or operation of the Aurora System or the conduct of its business, which act, omission, event or circumstance occurred or existed prior to or at the closing date, without regard to whether a claim with respect to such matter is asserted before or after the closing date, (iv) any liability or obligation relating to the Aurora System not specifically assumed by TCI, (v) any title defect that the Venture fails to eliminate as an exception from the title insurance commitment required to be provided to TCI at closing, (vi) any claim that the transactions contemplated by the Asset Purchase Agreement violate the Workers Adjustment Retraining and Notification Act or any similar state or local law or any bulk transfer or fraudulent conveyance laws of any jurisdiction, (vii) the presence, generation, removal or transportation of a hazardous substance on or from any of the real property relating to the Aurora System, including the costs of removal or cleanup of such hazardous substance and other compliance with the provisions of any environmental laws (whether before or after closing) or
(viii) any rate refund ordered to be made by the Aurora System by any governmental authority for periods prior to the closing date. In addition, the Venture has agreed to indemnify TCI from and against all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including settlement costs and reasonable legal, accounting, experts and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing matters.

  The Venture's primary exposure, if any, will arise from the representations and warranties made about the Aurora System in the Asset Purchase Agreement. The Venture will not be liable for any claim for a breach of a representation or warranty unless and until the aggregate amount of all claims is at least $250,000. TCI will have the right to make claims against the indemnity escrow account and TCI must notify the Venture of such claims. If the Venture objects to the payment of any claims by the escrow agent, and if TCI and the Venture are unable to agree on how the escrowed funds should be distributed, the escrow agent will be authorized to submit the dispute to arbitration.

  Any amounts remaining from this indemnity escrow account at the end of the escrow period and not subject to a claim by TCI will be returned to the Venture and distributed to the partners of the Venture. If the entire

$3,283,500 escrow amount ultimately is distributed to Venture's partners, of which there can be no assurance, the Partnership would receive $801,174, or
24.4 percent, of this amount, all of which would be distributed to the limited partners in the fourth quarter of 1999. The limited partners thus would receive $12.50 for each $250 limited partnership interest, or $50 for each $1,000 invested in the Partnership, from this portion of the sale proceeds. The Partnership will continue in existence at least until any amounts remaining from the indemnity escrow account have been distributed. If any disputes with respect to indemnification arise, the Partnership would not be dissolved until such disputes were resolved, which could result in the Partnership continuing in existence beyond 1999.

REASONS FOR THE TIMING OF THE SALE

  The Managing General Partner, through The Jones Group, Ltd., an affiliate of the Managing General Partner, first marketed the Aurora System for sale in 1996. The Jones Group, Ltd. prepared information books on the Aurora System in June 1996 and delivered them to six unaffiliated cable television system operators that the Managing General Partner and The Jones Group, Ltd. deemed to be the most likely potential buyers of the Aurora System. One of the prospective purchasers was TCI. The Jones Group, Ltd. communicated to each of the recipients of the information books that due diligence visits could be scheduled in August or September 1996 and that bids for the Aurora System would be accepted and were due by October 15, 1996. Of the prospective purchasers, only TCI made a due diligence visit to the Aurora System, which visit occurred in August 1996. The October 15, 1996 deadline passed, however, without a bid from any of the parties, including TCI.

  During 1996, Ameritech, the regional telephone service provider in Illinois and neighboring states, began construction of cable television systems in certain communities in the vicinity of the Aurora System, including in certain communities with cable television systems managed by affiliates of the Managing General Partner. The threat of competition from Ameritech in the communities served by the Aurora System was a major factor in the lack of interest in the Aurora System by other cable television system operators. During the remainder of 1996 and throughout 1997, The Jones Group, Ltd. continued to attempt to stimulate potential buyers' interest in the Aurora System. During most of this period, however, the cable television industry was facing developing competition from direct broadcast satellite providers, and Wall Street investors generally were bearish on the industry. The continuing threat of competition from Ameritech made the market for cable television properties in the Chicago metropolitan area very soft. Throughout this period, Ameritech continued to acquire cable franchises in suburban Chicago communities and it began constructing 750 MHz cable systems in certain of those communities.

  In November 1997, The Jones Group, Ltd. began a second serious dialogue with TCI about the Aurora System. Through the end of 1997 and the first quarter of 1998, The Jones Group, Ltd. provided TCI with additional information about the Aurora System, including information specifically requested by TCI to enable it to evaluate the Aurora System. By that time, TCI had agreed in principle to acquire the other major cable television systems in the Chicago area that it did not already own, making the Chicago area a more attractive potential acquisition market for TCI and diminishing the onus of the potential Ameritech competition. In February 1998, The Jones Group, Ltd. provided information about the Aurora System to three other potential purchasers of the system. While these three companies indicated an interest in an investment in the suburban Chicago cable system market, they expressed serious reservations about acquiring the Aurora System due to the potential Ameritech competition. One of these three potential purchasers made a verbal offer to Intercable to purchase all of the Chicago-area systems operated by Intercable for $400,000,000. Because this bidder did not make an offer for such Chicago-area systems individually, the Managing General Partner does not know what this potential purchaser would have offered for the Aurora System itself. Because this offer was lower than the cumulative offer being negotiated with TCI, The Jones Group, Ltd. did not pursue it.

  TCI made its initial formal bid for all of the Chicago-area systems managed by Intercable on March 3, 1998. TCI offered to purchase the Aurora System for $100,000,000 conditioned upon the Aurora System having 52,000 basic equivalent subscribers at closing. This offer equated to a sales price of $1,923 per subscriber and represented 11.3 times 1997 cash flow and 10.2 times 1998 budgeted cash flow. The Jones Group, Ltd. presented this offer to the Managing General Partner on March 11, 1998. While the Managing General Partner concluded that this offer was not unreasonable, it instructed The Jones Group, Ltd. to attempt to negotiate a better price for the Aurora System. After a series of further negotiations, TCI made a revised offer for the Aurora System on April 8, 1998, increasing its bid to $108,500,000 conditioned on the Aurora System having 52,750 basic equivalent subscribers at closing. The revised offer for the Aurora System represented a sales price of $2,057 per subscriber and represented 12.2 times 1997 cash flow and 11.1 times 1998 budgeted cash flow. The Managing General Partner deemed this revised offer sufficient and fair, particularly in light of the fact that the most recent independent fair market value appraisal of the Aurora System undertaken in July 1997 valued the Aurora System at only $86,135,000. The Managing General Partner accepted the revised offer on the Venture's behalf on April 10, 1998.

  The Partnership has a finite legal existence of 17 years, over nine of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for as long as 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years.

  When investing in the Partnership, by virtue of the provisions of the Partnership Agreement, the limited partners vested in the Managing General Partner the right and the responsibility to determine when the Partnership's investment objectives had been achieved. The Aurora System was acquired by the Venture because, in the opinion of the General Partners at the time of the Aurora System's acquisition, it had the potential for capital appreciation within a reasonable period of time. Due to the developing threat of competition from Ameritech in the suburban Chicago area, the rate re-regulation of the cable television industry during the early 1990s and the general decline in the values of cable television systems since the Aurora System was acquired in May 1990, the Aurora System has not significantly appreciated in value during the holding period. The Managing General Partner determined nevertheless that now rather than later was the appropriate time for the Venture to sell the Aurora System. The Managing General Partner used no specific benchmarks or measurement tools in determining that now was the time for the Venture to sell the Aurora System. The Managing General Partner conducted a subjective evaluation of a variety of factors including the length of the holding period and the prospects for future growth as compared to the potential risks of a decline in the size and/or value of the system.

  The Managing General Partner generally considered the benefits to the limited partners that might be derived by holding the Aurora System for an additional period of time. On the one hand, the Managing General Partner assumed that the Aurora System probably would continue to appreciate in value and that as a result the Aurora System might be able to be sold for a greater sales price in the future. The Managing General Partner weighed these assumptions against the potential risks to investors from a longer holding period, i.e., the risk that regulatory, technology and/or competitive developments could cause the Aurora System to decline in value, which would result in a lesser sales price in the future, and the risk that, if the offer from TCI were not accepted, no other potential buyer of the Aurora System could be found or no other offer would be at such a fair price. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies, especially Ameritech, and/or neighboring cable companies could diminish the number of subscribers to the Aurora System's basic and premium services, thereby decreasing the value of the Aurora System. A longer holding period also would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Aurora System. Weighing all of these factors, the Managing General Partner concluded that now rather than later was the time to sell the Aurora System.

RECOMMENDATION OF THE MANAGING GENERAL PARTNER AND FAIRNESS OF THE PROPOSED SALE OF ASSETS

  The Managing General Partner believes that the proposed sale of the Aurora System and the distribution of the net proceeds therefrom are fair to all partners of the Partnership, and it recommends that the limited partners approve the transaction. In determining the fairness of the proposed transaction, the Managing General Partner considered each of the following factors, all of which had a positive effect on its fairness determination:

    (i) The limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Aurora System will provide limited partners with liquidity and with the means to realize the appreciation in the value of the Aurora System;

    (ii) The sales price represents the fair market value of the Aurora System because the sales price was determined in an arm's-length negotiation between the Managing General Partner, representing the Venture, and TCI;

    (iii) The Venture has held the Aurora System for eight years, a holding period beyond that originally anticipated;

    (iv) The conditions and prospects of the cable television industry in which the Venture is engaged, including the developing threat of competition from DBS services and telephone companies, especially Ameritech, and the working capital and other financial needs of the Venture if it were to continue to operate and upgrade the Aurora System, portions of which may need to be rebuilt as a condition to the renewal of certain of the system's cable franchises; and

    (v) The terms and conditions of the Asset Purchase Agreement by and between the Venture and TCI, including the fact that the sales price will be paid in cash and the fact that TCI's obligation to close is not contingent upon its ability to obtain financing.

  The Managing General Partner negotiated the terms of the Asset Purchase Agreement and the sales price and, based on its general knowledge of cable television system transactions undertaken by cable television companies, the Managing General Partner has concluded that the sales price and other transaction terms were fair and were within industry norms for comparable transactions.

CONSENT OF THE SUPERVISING GENERAL PARTNER

  Pursuant to Section 2.3(c)(ii) of the Partnership Agreement, the Venture could not proceed with the sale of the Aurora System unless the Supervising General Partner consents to the transaction. After an independent review of all of the terms and conditions of the proposed sale of the Aurora System to TCI, the Supervising General Partner consented to the transaction in July 1998.

CERTAIN EFFECTS OF THE SALE

  Upon the consummation of the proposed sale of the Aurora System, the proceeds of the sale will be used to repay all indebtedness of the Venture (including $47,000,000 borrowed under its credit facility, related parties' notes totaling $1,600,000, the subordinated advance of $1,406,647 to Intercable and capital lease obligations of $72,753), settle working capital adjustments and deposit $3,283,500 into an indemnity escrow account, and then the Venture will distribute the approximate $52,000,000 net sale proceeds to the Venture's four partners: the Partnership, Growth Partners II, IDS Management Corporation and Intercable. The Partnership will receive approximately $12,700,000, or 24.4 percent, of the $52,000,000 distribution. The Partnership will repay the outstanding balance of $102,393 due the Managing General Partner and then the Partnership will distribute the remaining $12,597,607 to its limited partners of record as of the closing date of the sale of the Aurora System. Because the distribution to be made to the limited partners on the sale of the Aurora System will not exceed 125 percent of the amounts originally contributed to the Partnership by the limited partners, the General Partners will not receive general partner distributions on the sale of the Aurora System. As a result of this distribution, the limited partners of the Partnership will receive $12,597,607 of the net proceeds from the sale of the Aurora System. The limited partners will be subject to federal income tax on the income resulting from the sale of the Aurora System. See the detailed information below under the caption "Federal Income Tax Consequences."

  After the sale of the Aurora System and the distribution of the net proceeds therefrom and after the termination of the indemnity escrow period on November 15, 1999, the Partnership will be liquidated and dissolved, most likely in 1999. Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the proposed sale of the Aurora System. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners will receive a distribution in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal. It is anticipated that if the proposed transaction is not consummated, the Managing General Partner's current management team will continue to manage the Aurora System on behalf of the Venture until such time as the Aurora System can be sold.

  All distributions of the Partnership from the proceeds of the sale of the Aurora System will be made to the Partnership's limited partners of record as of the closing date of the sale of the Aurora System. This includes the distribution of the Partnership's portion of the net sale proceeds to be made shortly following the closing of the sale and the distribution of the amounts remaining, if any, from the indemnity escrow account to be made late in 1999. Because transferees of limited partnership interests following the closing date of the sale of the Aurora System would not be entitled to any distributions from the Partnership, a transfer of limited partnership interests following the closing date of the sale of the Aurora System would have no economic value. The Managing General Partner therefore has determined that, pursuant to the authority granted to it by Section 3.5 of the Partnership Agreement, it will not approve any transfers of limited partnership interests following the closing of the sale of the Aurora System. Sales of limited partnership interests pursuant to limited tender offers, in the secondary market or otherwise will not be possible following the closing of the sale of the Aurora System.

                        FEDERAL INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transaction is to inform the limited partners of the Partnership of the federal income tax consequences to the Partnership and to its partners arising from the sale of the Aurora System. The tax information included herein was prepared by the tax department of the Managing General Partner. The tax information is taken from tax data compiled by the Managing General Partner in its role as the Partnership's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

PROJECTED 1998 TAX RESULTS

  By the expected date of the Aurora System's sale, the limited partners will have been allocated ordinary taxable losses of approximately $21,645,905 ($1,366 per $1,000 invested). Except for 1990, when a 10 percent deduction of current allocated losses was allowed, application of the passive activity loss rules has fully limited the deduction of Partnership losses except against passive income from other investments. Assuming that limited partners have not utilized their previously limited Partnership passive losses, the Managing General Partner estimates that passive loss carryforwards of $21,300,099 ($1,344 per $1,000 invested) will be available to fully offset the current year allocated income from the sale of the Aurora System.

  The sale of the Aurora System will result in a gain for federal income tax purposes. The amount of this gain allocated to limited partners is approximately $19,042,879 ($1,202 per $1,000 invested). The Managing General Partner estimates that all of this gain will be treated as ordinary income. This ordinary income characterization results from the recapture of depreciation on personal property under Internal Revenue Code ("IRC") Section 1245. The Managing General Partner does not estimate that any of the gain will be treated as long term capital gain under IRC Section 1231. The reported gain should be completely offset by the deduction of passive loss carryforwards of the limited partners. If prior year passive losses were deducted by limited partners, their tax results will vary accordingly.

  Assuming the 31 percent tax rate applies to ordinary income and the limited partners have the maximum amount of passive loss carryforwards, a limited partner will not be subject to federal income taxes as a result of the sale of the Aurora System. The taxable income will be reported in the year of the closing of the sale, which is expected to be 1998.

FEDERAL TAX WITHHOLDING ON FOREIGN LIMITED PARTNERS

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a withholding tax on their share of the Partnership's income from the sale of the Aurora System without consideration of loss carryforwards. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on their U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the limited partner.

SECONDARY MARKET PURCHASERS

  Limited partners that have recently acquired their partnership interests in the limited partnership secondary market or through tender offers will have allocable income from the Aurora System sale in the amounts reported above. Because the Partnership does not have an IRC Section 754 election in effect, the purchase of a limited partnership interest in the Partnership places the new investor in the same position as the limited partner from whom the interest was purchased.

  Newer investors in the Partnership will not have their net tax basis in their partnership interests reflected on their annual Schedule K-1. Such limited partners must track their tax basis by adjusting their original cost by allocable income or loss and partnership distributions. Their adjusted tax basis will be deductible as a long term capital loss under IRC Section 731 in a manner similar to the Partnership syndication costs discussed below.

FEDERAL REPORTING BY TAX EXEMPT ENTITIES

  The 1998 Aurora System sale will generate Unrelated Business Taxable Income
(UBTI) to tax exempt entities, which will require the filing of Form 990-T. Although many trust administrators complete the required tax returns, responsibility for completion of the Form 990-T ultimately rests with the beneficiaries of trusts, IRAs and other tax exempt entities. Because this is an area in which there is a variance of policy among trust administrators, each limited partner who is a beneficiary is advised to confirm with his or her trust administrator how this filing requirement will be fulfilled.

  The Managing General Partner has learned that some trust administrators will file a Form 990-T without consideration of prior year loss carryforwards. If your plan administrator employs this methodology, your tax exempt plan will be subject to significant tax liabilities that would not be incurred if prior year losses were reported. Each limited partner who is a beneficiary of a tax exempt entity is advised to inquire about the reporting methodology employed by his or her trust administrator if the trust administrator is filing the Form 990-T for 1998.

PROJECTED 1999 TAX CONSEQUENCES

  As previously reported, a portion of the proceeds from the sale of the Aurora System will remain in an indemnity escrow account from the closing date until November 15, 1999. At that time, the Partnership's portion of the escrow account will be distributed to the limited partners in liquidation of the Partnership. The final capital account balance reported on the 1999 Schedule K-1 of each limited partner is anticipated to reflect a positive amount approximating $32 per $1,000 invested. This balance represents partnership syndication costs that may be deducted on the limited partners' tax return as a long term capital loss under IRC Section 731. The deduction of long term capital losses may be limited depending on each partners' specific income tax situation.

            CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
                   PARTNERS AND THE PURCHASER OF THE SYSTEM

  The principal executive offices of the Partnership and the Managing General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of the Supervising General Partner are located at IDS Tower 10, 733 Marquette Avenue, Minneapolis, Minnesota 55402, and its telephone number is (612) 671-2927. The principal executive offices of TCI are located at 5619 DTC Parkway, Englewood, Colorado 80111.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a World Wide Web site on the Internet that contains reports, proxy statements and other information of registrants (including the Partnership) that file electronically with the SEC at http://www.sec.gov. After the net proceeds from the sale of the Aurora System, including amounts to be held in an indemnity escrow account until November 15, 1999, finally are distributed to the Partnership's limited partners of record as of the closing date of the sale of the Aurora System, the Partnership will be liquidated and dissolved. The Partnership's registration and reporting requirements under the Exchange Act will be terminated upon the dissolution of the Partnership, most likely before the end of 1999.

                 USE OF PROCEEDS FROM THE AURORA SYSTEM'S SALE

  The following is a brief summary of the Venture's estimated use of the proceeds and of the Partnership's estimated use of its portion of the proceeds from the sale of the Aurora System. All of the following selected financial information is based upon amounts as of June 30, 1998 and certain estimates of liabilities at closing. Final results may differ from these estimates. A more detailed discussion of the financial consequences of the sale of the system is set forth below under the caption "Unaudited Pro Forma Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership and Growth Partners II approve the proposed sale of the Aurora System and the transaction is closed, the Venture will pay all of its indebtedness, pay certain fees and expenses of the transaction, settle working capital adjustments, deposit funds into an indemnity escrow account and then the remaining sale proceeds will be distributed to the four partners of the Venture. The Partnership will receive 24.4 percent of the net sale proceeds and the Partnership will distribute its portion of the net sale proceeds to its limited partners of record as of the closing date pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Aurora System.................... $108,500,000
   Add:  Cash on Hand...........................................       98,323
   Less: Estimated Net Closing Adjustments......................   (2,898,254)
         Repayment of Debt......................................  (50,416,569)
         Indemnity Escrow.......................................   (3,283,500)
                                                                 ------------
             Cash Available for Distribution to Joint Venturers.   52,000,000
             Cash Distributed to Growth Partners II, IDS
               Management Corporation and Intercable............   39,300,000
                                                                 ------------
             Cash Distributed to the Partnership................   12,700,000
   Less: Repayment of Amount Due Managing General Partner.......     (102,393)
                                                                 ------------
             Cash Available for Distribution by the Partnership. $ 12,597,607
                                                                 ============

  Based on financial information available at June 30, 1998, the following table presents the estimated results of the Partnership when the Venture has completed the sale of the Aurora System:

   Dollar Amount Raised......................................... $ 15,845,750
   Number of Cable Television Systems Purchased.................          One
   Date of Closing of Offering..................................    June 1989

   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations........................................ $     (1,366)
       --from recapture......................................... $      1,202
       Capital Gain (Loss)...................................... $        (32)
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income...................................... $          0
       --return of capital...................................... $        795
       Source (on cash basis)
       --sales.................................................. $        795

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                    OF IDS/JONES GROWTH PARTNERS 89-B, LTD.

  The following unaudited pro forma balance sheet assumes that as of June 30, 1998, the Venture had sold the Aurora System for $108,500,000. The funds available to the Venture, adjusting for the estimated net closing adjustments of the Aurora System, are expected to total approximately $105,601,746. Such funds will be used to repay all indebtedness of the Venture, pay certain fees and expenses of the transaction, settle working capital adjustments and deposit funds into an indemnity escrow account, and then the balance remaining will be distributed to the four partners of the Venture. The Partnership will receive $12,700,000, or 24.4 percent, of the $52,000,000 of net sale proceeds. The Partnership will repay the outstanding balance of $102,393 due the Managing General Partner and then the Partnership will distribute the remaining $12,597,607 to its limited partners of record as of the closing date of the sale of the Aurora System. Because the distribution to be made to the limited partners on the sale of the Aurora System will not exceed 125 percent of the amounts originally contributed to the Partnership by the limited partners, the General Partners will not receive general partner distributions on the sale of the Aurora System.

  The unaudited pro forma balance sheet should be read in conjunction with the appropriate notes to the unaudited pro forma balance sheet.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF JUNE 30, 1998 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                      IDS/JONES GROWTH PARTNERS 89-B, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1998

                                                        PRO FORMA    PRO FORMA
                                          AS REPORTED  ADJUSTMENTS    BALANCE
                                          -----------  -----------  -----------
ASSETS
Distribution receivable from cable
 television joint venture................ $       --   $12,597,607  $12,597,607
                                          ----------   -----------  -----------
Total Assets............................. $       --   $12,597,607  $12,597,607
                                          ==========   ===========  ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Loss in excess of investment in cable
   television joint venture.............. $5,465,866   $(6,267,040)    (801,174)
  Accounts payable-affiliate.............    102,393      (102,393)          --
  Accrued distribution to limited
   partners..............................         --    12,597,607   12,597,607
                                          ----------   -----------  -----------
    Total Liabilities....................  5,568,259     6,228,174   11,796,433
                                          ----------   -----------  -----------
Partners' Capital:
  Managing General Partner...............    (97,207)       97,207           --
  Supervising General Partner............    (97,208)       97,208           --
  Limited Partners....................... (5,373,844)    6,175,018      801,174
                                          ----------   -----------  -----------
    Total Partners' Capital.............. (5,568,259)    6,369,433      801,174
                                          ----------   -----------  -----------
  Total Liabilities and Partners'
   Capital............................... $       --   $12,597,607  $12,597,607
                                          ==========   ===========  ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited balance sheet.

                      IDS/JONES GROWTH PARTNERS 89-B, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                         PRO FORMA  PRO FORMA
                                          AS REPORTED   ADJUSTMENTS  BALANCE
                                          ------------  ----------- ----------
EQUITY IN NET LOSS OF CABLE TELEVISION
 JOINT VENTURE........................... $ (1,495,617) $1,495,617  $      --
NET LOSS................................. $ (1,495,617) $1,495,617  $      --
                                          ============  ==========  ==========
NET LOSS PER LIMITED PARTNERSHIP
 INTEREST................................ $     (23.36)             $      --
                                          ============              ==========





   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                      IDS/JONES GROWTH PARTNERS 89-B, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                           PRO FORMA  PRO FORMA
                                              AS REPORTED ADJUSTMENTS  BALANCE
                                              ----------- ----------- ---------
EQUITY IN NET LOSS OF CABLE TELEVISION JOINT
 VENTURE....................................    $(576,224)   $576,224  $    --
                                                ---------    --------  --------
NET LOSS....................................    $(576,224)   $576,224  $    --
                                                =========    ========  ========
NET LOSS PER LIMITED PARTNERSHIP INTEREST...    $   (9.00)             $    --
                                                =========              ========



   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited statement.

                     IDS/JONES GROWTH PARTNERS 89-B, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The Partnership has a 24.4 percent ownership interest in the Venture through a capital contribution made in 1990 of $14,008,000. The following calculations present the sale of the Aurora System and the resulting estimated proceeds expected to be received by the Partnership.

  2) The unaudited pro forma balance sheet of the Partnership assumes that the Venture had sold the Aurora System for $108,500,000 as of June 30, 1998. The unaudited pro forma statements of operations of the Partnership assume that the Venture had sold the Aurora System for $108,500,000 as of January 1, 1997.

  3) The Partnership will receive $12,700,000 from the Venture, of which $102,393 will be used to repay the outstanding balance due the Managing General Partner and the remainder will be distributed to the limited partners of the Partnership. The limited partners' distribution of $12,597,607 represents $199 for each $250 limited partnership interest, or $795 for each $1,000 invested in the Partnership.

  4) The estimated gain recognized from the sale of the Aurora System and corresponding estimated distribution to limited partners as of June 30, 1998 has been computed as follows:

GAIN ON SALE OF ASSETS:

Contract sales price.............................................  $108,500,000
Less: Net book value of investment in cable television properties
      at June 30, 1998...........................................   (39,265,471)
                                                                   ------------
Gain on sale of assets...........................................  $ 69,234,529
                                                                   ============
DISTRIBUTION TO PARTNERS:
Contract sales price.............................................  $108,500,000
Working Capital Adjustment:
Add:  Trade receivables, net.....................................       565,921
      Prepaid expenses...........................................       342,755
Less: Accrued liabilities........................................    (3,755,446)
      Subscriber prepayments.....................................       (51,484)
                                                                   ------------
Adjusted cash received...........................................   105,601,746
Less: Outstanding debt to third parties..........................   (47,072,753)
      Outstanding advances from the Managing General Partner.....      (337,169)
      Outstanding note from the Managing General Partner.........      (600,000)
      Outstanding subordinated advance from Intercable...........    (1,406,647)
      Outstanding note from IDS Management Corporation...........    (1,000,000)
Add:  Cash on hand...............................................        98,323
                                                                   ------------
      Cash available from sale proceeds..........................    55,283,500
                                                                   ------------
      Portion of sale proceeds to be held in indemnity escrow....    (3,283,500)
                                                                   ------------
      Cash available for distribution to joint venturers.........    52,000,000
      Cash distributed to Growth Partners II, IDS Management
      Corporation and Intercable.................................    39,300,000
                                                                   ------------
Cash distributed to the Partnership..............................    12,700,000
Less: Repayment of amount due Managing General Partner...........      (102,393)
                                                                   ------------
      Cash available for distribution by the Partnership.........  $ 12,597,607
                                                                   ============

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 are being mailed to the limited partners of the Partnership together with this Proxy Statement.

                          INCORPORATION BY REFERENCE

  The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Partnership's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998 are incorporated by reference in their entirety in this proxy statement.

                         [JONES INTERCABLE, INC. LOGO]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE MANAGING GENERAL
                                    PARTNER

  The undersigned Limited Partner of IDS/Jones Growth Partners 89-B, Ltd., a Colorado limited partnership, hereby votes on the sale of the Venture's Aurora, Illinois cable television system to TCI Communications, Inc. or one of its affiliates for a sales price of $108,500,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of July 10, 1998, as follows:

               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS

 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                                PLEASE SIGN EXACTLY AS NAME
                                                          APPEARS.

                                             DATED: _____________________, 1998

                                             __________________________________
                                             Beneficial Owner Signature
                                             (Investor)
                                             __________________________________
                                             Authorized Trustee/Custodian
                                             Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                         [JONES INTERCABLE, INC. LOGO]
                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE MANAGING GENERAL
                                    PARTNER

  The undersigned Limited Partner of IDS/Jones Growth Partners 89-B, Ltd., a Colorado limited partnership, hereby votes on the sale of the Venture's Aurora, Illinois cable television system to TCI Communications, Inc. or one of its affiliates for a sales price of $108,500,000 in cash, subject to normal closing adjustments, pursuant to the terms and conditions of that certain Asset Purchase Agreement dated as of July 10, 1998, as follows:

               [_] CONSENTS  [_] WITHHOLDS CONSENT  [_] ABSTAINS

 (You must sign on the reverse side of this proxy card for your vote to count.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE TRANSACTION.
                                               All owners must sign exactly as
                                             name(s) appear on label.
                                               When limited partnership inter-
                                             ests are held by more than one
                                             person, all owners must sign.
                                             When signing as attorney, as ex-
                                             ecutor, administrator, trustee or
                                             guardian, please give full title
                                             as such. If a corporation, please
                                             sign in full corporation name by
                                             authorized officer. If a partner-
                                             ship, please sign in partnership
                                             name by authorized person.

                                             DATED: _____________________, 1998

                                             __________________________________
                                             Signature--Investor 1
                                             __________________________________
                                             Signature--Investor 2
                                             __________________________________
                                             Signature--Investor 3

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.